EXHIBIT 4
                               AMENDMENT NO. 3
                                     TO
                         REVOLVING CREDIT AGREEMENT


     This Amendment (the "Amendment"), dated as of May 10, 1996, among Hasbro, Inc., a Rhode Island corporation (the "Company") and The First National Bank of Boston, The Bank of Nova Scotia, Citibank, N.A., Fleet National Bank, Bank of America Illinois (as successor to Continental Bank, N.A.), Mellon Bank, N.A. and Union Bank of Switzerland, (collectively, the "Banks") and The First National Bank of Boston, as agent for the Banks (the "Agent"), amends the Revolving Credit Agreement dated as of June 22, 1992, as amended by Amendment No. 1 thereto dated as of April 1, 1994 and Amendment No. 2 thereto dated as of May 1, 1995, among the Company, the Banks and the Agent (as so amended and as may be further amended and in effect from time to time, the "Credit Agreement"). Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the meanings set forth in the Credit Agreement.

	WHEREAS, the Company has requested that the Banks and the Agent make certain amendments to the Credit Agreement in order, among other things, to change certain margins and rates, to extend the maturity date thereof, and to reflect the merger of Tonka Corporation into the Company which became effective on December 31, 1995; and

	WHEREAS, the Banks and the Agent have agreed to make such amendments upon the terms and conditions described herein;

	NOW, THEREFORE, in consideration of the foregoing premises, the parties hereby agree as follows:

     1.   Definitions.
          -----------
  Section 1 of the Credit Agreement is hereby amended as follows:

     1.1. Commitment Fee Rate.
          -------------------
     The definition of "Commitment Fee Rate" is hereby amended by deleting clause (a) thereof in its entirety and by replacing it with the following new clause (a):

       "(a) With respect to the Revolving Credit Commitment Fee, effective May 10, 1996, the applicable annual percentage rate set forth in the table below opposite the Debt Ratings with respect to Long Term Senior Debt of the Company then in effect, subject to the provisions set forth in clauses (i) through (iv) of the definition of "Margin":

                Debt Rating               Applicable Commitment
                -----------               ---------------------
     Standard & Poors     Moody's               Fee Rate
     ----------------     -------               --------
     AA- or better        Aa3 or better          0.070%
     A or A+              A2 or A1               0.080%
     A-                   A3                     0.090%
     BBB+                 Baa1                   0.105%
     BBB                  Baa2                   0.135%
     BBB- or below        Baa3 or below          0.185%"

     1.2. Final Maturity Date.
          -------------------
     The definition of Final Maturity Date is hereby amended by substituting the date "May 31, 1999" for the date "May 31, 1998" appearing therein.

     1.3. Hasbro Companies.
          ----------------
     The definition of Hasbro Companies is hereby deleted in its entirety and replaced with the following new definition:

       "Hasbro Companies.
        ----------------
       Collectively, the Company and the Significant Subsidiaries, including without limitation Hasbro International, Inc. (a Delaware corporation)."

     1.4  Margin.
          ------
     The definition of Margin is hereby amended by substituting the following table for the table appearing therein:

             "Debt Rating                    Applicable Margin
              -----------                    -----------------
                                                   Euro-
                                     Base         currency        CD
      Standard                       Rate          Rate          Rate
      & Poors         Moody's       Amounts       Amounts       Amounts
      --------        -------       -------       --------      -------
      AA- or better   Aa3 or better    0%           .20%         .325%
      A or A+         A2 or A1         0%           .25%         .375%
      A-              A3               0%           .27%         .400%
      BBB+            Baa1             0%           .35%         .475%
      BBB             Baa2             0%           .40%         .525%
      BBB-            Baa3             0%           .50%         .625%
      Below BBB-      Below Baa3       The applicable Margins for Debt
                                       Ratings of BBB-/Baa3 subject to
                                       Clause (vii) below"

     2.   Conditions to Effectiveness.
          ---------------------------
     The effectiveness of this Amendment shall be conditioned upon the satisfaction of the following conditions precedent:

     2.1. Delivery of Documents.
          ---------------------
   (a) The Company shall have delivered to the Agent, contemporaneously with the execution hereof, the following, in form and substance satisfactory to the Banks:

    (i)   this Amendment signed by the Company;

    (ii) certified copies of the resolutions of the Company approving this Amendment together with Officer's Certificates as to the incumbency and true signatures of officers; and

    (iii) Officer's Certificates of the Company certifying as to the legal existence, good standing, and qualification to do business of the Company.

   (b) each Bank shall have delivered to the Agent this Amendment, signed by such Bank.

     2.2. Legality of Transaction.
          -----------------------
     No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful on the date this Amendment is to become effective (a) for the Agent or any Bank to perform any of its obligations under any of the Loan Documents or (b) for the Company to perform any of its agreements or obligations under any of the Loan Documents.

     2.3. Performance.
          -----------
     The Company shall have duly and properly performed, complied with and observed in all material respects its covenants, agreements and obligations contained in the Loan Documents required to be performed, complied with or observed by it on or prior to the date this Amendment is to become effective. No event shall have occurred on or prior to the date this Amendment is to become effective and be continuing, and no condition shall exist on the date this Amendment is to become effective which constitutes a Default or Event of Default under any of the Loan Documents.

     2.4. Proceedings and Documents.
          -------------------------
     All corporate, governmental and other proceedings in connection with the transactions contemplated by this Amendment and all instruments and documents incidental thereto shall be in the form and substance reasonably satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

     3.   Representations and Warranties.
          ------------------------------
     The Company hereby represents and warrants to the Banks as follows:

   (a) The representations and warranties of the Company contained in the Credit Agreement, as amended hereby, were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof, except that the financial statements referred to therein shall be the financial statements of the Company most recently delivered to the Agent, and except as such representations and warranties are affected by the transactions contemplated hereby;

   (b) The execution, delivery and performance by the Company of this Amendment and the consummation of the transactions contemplated hereby; (i) are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company, (ii) do not require any approval, consent of, or filing with, any governmental agency or authority, or any other person, association or entity, which bears on the validity of this Amendment and which is required by law or the regulation or rule of any agency or authority, or other person, association or entity,
(iii) do not violate any provisions of any order, writ, judgment, injunction, decree, determination or award presently in effect in which the Company is named, or any provision of the charter documents or by-laws of the Company,
(iv) do not result in any breach of or constitute a default under any agreement or instrument to which the Company is a party or to which it or any of its properties are bound, including without limitation any indenture, loan or credit agreement, lease, debt instrument or mortgage, except for such breaches and defaults which would not have a material adverse effect on the Company and its subsidiaries taken as a whole, and (v) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge or encumbrance of any nature upon any of the assets or properties of the Company; and

   (c) This Amendment, the Credit Agreement as amended hereby, and the other Loan Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, provided that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, and (ii) enforcement may be subject to general principles of equity, and the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceeding for such remedies may be brought.

     4.   No Other Amendments.
          -------------------
     Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement, the Notes and the other Loan Documents shall remain in full force and effect.

     5.   Execution in Counterparts.
          -------------------------
     This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     6.   Effective Date.
          --------------
     Subject to the satisfaction of the conditions precedent set forth in
Section 2 hereof, this Amendment shall be deemed to be effective as of the date first set forth above.

     IN WITNESS WHEREOF, the Borrower, the Banks and the Agent have duly executed this Amendment as of the date first above written.


                                            HASBRO, INC.


                                            By:    \s\ John T. O'Neill
                                                   ------------------------
                                            Title: Executive Vice
                                                   President and Chief
                                                   Financial Officer



                                            THE FIRST NATIONAL BANK OF BOSTON
                                             individually and as Agent


                                            By:    \s\ Mitchell B. Feldman
                                              -----------------------------
                                            Title: Managing Director



                                            THE BANK OF NOVA SCOTIA


                                            By:    \s\ Michael R. Bradley
                                              -----------------------------
                                            Title: Authorized Signatory



                                            CITIBANK, N.A.


                                            By:    \s\ Robert M. Spence
                                              -----------------------------
                                            Title: Managing Director



                                            FLEET NATIONAL BANK


                                            By:    \s\ John Webb
                                                   ------------------------
                                            Title: Vice President



                                            BANK OF AMERICA ILLINOIS


                                            By:    \s\ George Poon
                                              -----------------------------
                                            Title: Vice President



                                            MELLON BANK, N.A.


                                            By:    \s\ John Paul Marotta
                                                   ------------------------
                                            Title: Assistant Vice President



                                            UNION BANK OF SWITZERLAND


                                            By:    \s\ Robert A. High
                                                   ------------------------
                                            Title: Assistant Treasurer

                                            By:    \s\ Dieter Hoeppli
                                                   ------------------------
                                            Title: Assistant Vice President